Exhibit 10.1

WARRANT CANCELLATION AGREEMENT

This WARRANT CANCELLATION AGREEMENT, dated as of February 11, 2010  (this “Agreement”), by and among PERVASIP COPORATION (f/k/a eLEC Communications Corp.), a New York corporation (the “Company”), VALENS OFFSHORE SPV I, LTD, a Cayman Islands company (“Valens Offshore I”), VALENS OFFSHORE SPV II., CORP., a Delaware corporation (“Valens Offshore II”), and Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens US” and together with Valens Offshore I and Valens Offshore II, collectively, the “Holders” and each a “Holder”).

RECITALS

WHEREAS, each of the Holders currently owns warrants to purchase that number of shares of Common Stock, par value $.10 per share, of the Company, as more fully set forth on Annex I hereto (the “Existing Warrants”);

WHEREAS, the Holders have entered into two Warrant Transfer Agreements, each dated as of the date hereof, pursuant to which each of Laurus Master Fund, Ltd. (In Liquidation) (“Laurus”) and PSource Structured Debt Limited, a Guernsey company (“PSource”), have, subject to the terms set forth therein, agreed to assign certain Common Stock Purchase Warrants issued by the Company (the “Assigned Warrants” and together with the Existing Warrants, the “Warrants”) to the Holders;

WHEREAS, the Company has advised the Holders that, subject to the terms of a Term Sheet dated as of February 2, 2010, by and between the Company and James Dougan, the Company will obtain equity financing from an investor group led by James Dougan (the “Investor Group”) in incremental amounts of $50,000 (each an “Incremental Investment”) and up to an aggregate amount of $300,000 (the “Equity Financing”); and

WHEREAS, it is a condition to the Equity Financing that the Holders and the Company execute this Agreement.

NOW, THEREFORE, in consideration of the above and the additional liquidity to be provided to the Company pursuant to the Equity Financing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

ARTICLE 1
Cancellation of Warrants

Each Holder hereby agrees to execute and deliver a Cancellation of Warrant to the Company substantially in the form attached hereto as Annex II upon receipt of satisfactory evidence of each Incremental Equity Investment, in each case with respect to the portion of the Warrants for each such Holder set forth on Annex III hereto.

ARTICLE 2
Representations and Warranties of Holders

Each Holder severally and not jointly represents and warrants to the Company as of the date hereof that:

Authority. This Agreement has been validly authorized, executed and delivered by such Holder and, assuming the due authorization, execution and delivery thereof by the Company, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

Section 2.01.  Ownership of Warrants.  Each Holder is the legal and beneficial owner of the applicable Warrants, free and clear of any liens, claims, security interests, options, charges or any other encumbrance, limitation or restriction whatsoever.

ARTICLE 3
Representations and Warranties of The Company

The Company represents and warrants to the Holders as of the date hereof that this Agreement has been validly authorized, executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the Holders, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

ARTICLE 4
Miscellaneous

Section 4.01.  Further Assurances.  The Holders and the Company, will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law, to consummate and make effective the transactions contemplated by this Agreement.

Section 4.02.  Amendments.  Subject to Section 4.06, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 4.03.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 4.04.  Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)           THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY OF THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

Section 4.05.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts and delivered by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.05.  Third Party Beneficiary.  The parties hereto agree that James Dougan, on behalf of himself and on behalf of the Investor Group, is an express third party beneficiary of this Agreement.  Accordingly, the parties hereto shall not amend the provisions of Article I without the prior written consent of the James Dougan  on behalf of himself and on behalf of the Investor Group.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HOLDERS:

VALENS U.S. SPV I, LLC
By:  Valens Capital Management, LLC
    its investment manager

By: /s/ Scott Bluestein
Name: Title:

VALENS OFFSHORE SPV I, LTD

By:  Valens Capital Management, LLC
    its investment manager

By: /s/ Scott Bluestein
Name: Title:

VALENS OFFSHORE SPV II, CORP.

By:  Valens Capital Management, LLC
    its investment manager

By: /s/ Scott Bluestein
Name: Title:

THE COMPANY:

PERVASIP CORPORATION

By: /s/ Paul H. Riss
Name: Paul H. Riss Title: CEO

ANNEX I

EXISTING WARRANTS

Exercise $	Expiration Date	# of Warrants held by Valens Offshore I	# of Warrants held by Valens Offshore II	# of Warrants held by Valens US
0.10	11/30/2020	1,202,976	--	--
0.10	5/31/2020	835,455	--	--
0.10	9/28/2022	--	48,674,157	8,711,343
0.10	9/28/2022	--	1,184,026	--
0.10	9/28/2022	--	3,552,078	--
0.10	2/18/2019	--	11,130,000	15,370,000

TOTAL:		2,038,431	64,540,261	24,081,343

ANNEX II

FORM OF CANCELLATION OF WARRANT

The undersigned, _________________________________, the owner of a warrant to purchase ________________ shares of common stock of Pervasip Corporation at $___ per share (“Common Stock”), issued to the undersigned on __________ __, 20__, do hereby agree to and acknowledge the irrevocable cancellation of [a portion of] such warrant [with respect to ____________ shares of Common Stock], and the irrevocable waiver of all unexercised rights the undersigned may have had to acquire such shares of Common Stock  as a result thereof.

INCREMENTAL CANCELLATION TABLE

Incremental Investment	# of warrants owned by Valens Offshore I	# of warrants owned by Valens Offshore II	# of warrants owned by Valens US	Total # of Warrants to be cancelled
First	18,392,500	5,792,500	815,000	25,000,000
Second	18,392,500	5,792,500	815,000	25,000,000
Third	18,392,500	5,792,500	815,000	25,000,000
Fourth	18,392,500	5,792,500	815,000	25,000,000
Fifth	18,392,500	5,792,500	815,000	25,000,000
Sixth	25,052,478	7,889,981	1,110,114	34,052,573

TOTAL:	117,014,978	36,852,481	5,185,114	159,052,573